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                                                                     EXHIBIT 4.4



           WABASH NATIONAL CORPORATION AMENDED 1992 STOCK OPTION PLAN



SECTION ONE.  PURPOSE OF PLAN

         The purpose of the Wabash National Corporation Amended 1992 Stock Option Plan is to increase the ownership of Wabash National Corporation Stock by certain of the Company's directors and those key employees of the Company who contribute to the continued growth, development and financial success of the Company and its Subsidiaries, and to attract and retain such directors and employees and reward them for the Company's continued profitable performance. This plan shall consist of grants of Non-Qualified Stock Options and Stock Appreciation Rights.


SECTION TWO.  DEFINITIONS

         A. "Award" means, individually or collectively, Non-Qualified Stock Options or Stock Appreciation Rights.

         B.      "Board" means the Board of Directors of the Company.

         C. "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

         D. "Committee" means the Committee of the Board referred to in Section Four, elected and designated from time to time by the Board to administer the Plan.

         E. "Company" means Wabash National Corporation or any successors as described in Section Twelve.

         F. "Date of Disability" means the date on which a Participant is classified as Disabled.

         G. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

         H. "Director" means a member of the Board who is not also an employee of the Company or a Subsidiary.

         I. "Disability" or "Disabled" means the classification of a Participant as "disabled" pursuant to any long term disability plan of the Company or a Subsidiary, or any amendment or successor provision to such plan.

         J. "Early Retirement" means the retirement of an employee under a retirement or pension plan of the Company or a Subsidiary prior to the Normal Retirement Date.

         K. "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

         L. If the Stock is listed on a national securities exchange, "Fair Market Value" shall be determined on the basis of the last sale price of the Stock as of the Date of Grant on the New York Stock Exchange or such other national securities exchange as the Stock is then being traded, or if the Stock is not traded on such date, as of the date nearest preceding the Date of Grant. If the Stock is not traded on a national securities exchange, "Fair Market Value" shall be determined on the basis of the average of the bid and asked prices for such Stock on the Date of Grant, as reported by a recognized quotation service, or if there are no quotations on the Date of Grant, on the date
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nearest preceding on which quotations are reported.  In the absence of such quotations or if the Common Stock is not publicly traded, "Fair Market Value" shall be determined by the Committee.

         M. "Fiscal Quarter Date" means March 31, June 30, September 30, or December 31 of any year, or such other dates as the Company may, from time to time, elect as the end dates of fiscal quarters of the Company.

         N. "Insider" means an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934.

         O. "Non-Qualified Stock Option" means an Option which is not qualified under Section 422 of the Code and which is granted under Section Seven.

         P. "Normal Retirement Date" is the normal retirement date as described in the Company's or Subsidiary's retirement or pension plan.

         Q. "Participant" means an Eligible Employee who has been granted an Award under this Plan.

         R. "Plan" means this Wabash National Corporation Amended 1992 Stock Option Plan.

         S. "Retirement" means retirement under a retirement or pension plan of the Company or a Subsidiary on or after the Normal Retirement Date.

         T. "Stock" means the Common Stock of the Company including authorized but unissued shares and shares held in the treasury of the Company.

         U. "Stock Option Agreement" means an agreement with respect to Non-Qualified Stock Options and Stock Appreciation Rights as described in Section Nine.

         V.      "Stock Appreciation Right" means an Award granted under
Section Eight.

         W. "Subsidiary" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         X. "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, Retirement, or Early Retirement.

         Y.      "Additional Option" means any Option other than an Initial
Option.

         Z. "Commencement of Service" means the date of election of the Director to his or her first term as a Director.

         AA.     "Effective Date" means May 8, 1997.

         BB.     "Initial Option" means an Option received by a Director as of the Effective Date or thereafter as of a Director's Commencement of Service.

         CC.     "Option" means any option to purchase one or more Shares
pursuant to the Plan including both Initial Options and Additional Options.


SECTION THREE.  EFFECTIVE DATE, DURATION, AND SHAREHOLDER APPROVAL

         A. Effective Date and Stockholder Approval. Subject to the approval of this Plan by a majority of the outstanding shares of Stock voted at the 1992 Annual Meeting of Shareholders, this Plan shall be effective as of





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June 30, 1992.  Subject to the approval of the amendment  of this Plan by a majority of the outstanding shares of Stock voted at the 1997 Annual Meeting of Shareholders, the Plan, as amended, shall be effective as of May 8, 1997.

         B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after June 30, 1992.

         C. Termination. This plan may be terminated as provided in Section Thirteen, but shall continue in effect until all matters relating to the payment of Awards and administration of this Plan have been settled.


SECTION FOUR.  ADMINISTRATION

         This Plan shall be administered by a Committee designated by the Board consisting of not less than two members of the Board, each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3 under Securities Exchange Act of 1934, as now in effect or as hereafter amended. Except as otherwise provided by the Board or hereunder, such Committee shall have all powers respecting this Plan. Except where the Plan specifically reserves administrative power or authority to the Board, questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.


SECTION FIVE.  GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES OF STOCK
AWARDED

         The Committee may, from time to time, grant Awards of Stock to one or more Directors or Eligible Employees; provided that, (i) subject to any adjustment pursuant to Section Eleven or Twelve, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 1,750,000 shares;
(ii) to the extent that an Award lapses or the rights of the participant to whom it was granted terminate, any shares of stock subject to such Award shall again be available for the grant of an Award hereunder; and (iii) shares ceasing to be subject to an Award because of the exercise of a Non-Qualified Stock Option and Stock Appreciation Right shall no longer be available for the grant of an Award hereunder. In determining the size of Awards, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Stock at the time of Awards and such other consideration as it deems appropriate.


SECTION SIX.  ELIGIBILITY

         Key employees of the Company and its Subsidiaries and Directors who, in the opinion of the Committee, contribute to the continued growth, development and financial success of the Company or its Subsidiaries shall be eligible to be granted Awards under this Plan. Subject to the provisions of this Plan, the Committee shall from time to time select from the Directors and Eligible Employees those to whom awards shall be granted and determine the size of the Awards. No officer or employee of the Company or its Subsidiaries or Directors shall have any rights to be granted an Award under this plan.


SECTION SEVEN.  NON-QUALIFIED STOCK OPTIONS

         A. Grants of Non-Qualified Stock Options. An Award pursuant to this Section Seven shall be granted to a Participant in the form of Non-Qualified Stock Options to purchase Stock.





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         B.   Limitations on Non-Qualified Stock Options.  The Committee may
choose to grant a Participant Non-Qualified Stock Options subject to guidelines adopted by the Board or the Committee with respect to the timing and size of such Non-Qualified Stock Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Board or the Committee. The rights of a Participant to exercise a Non-Qualified Stock Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right. In the discretion of the Board or the Committee, the Company may agree to repurchase Non-Qualified Stock Options for cash; provided, however, that no Non-Qualified Stock Options shall be repurchased by the Company from an insider for cash within six months of the Award to the insider of such Non-Qualified Stock Option hereunder. The Board or the Committee may grant Awards covering up to the entire number of shares available for issuance under the Plan (as determined under Section 5) to any one Participant or to several Participants, in the sole discretion of the Board or the Committee.


SECTION EIGHT.  STOCK APPRECIATION RIGHTS

         A. Grants of Stock Appreciation Rights. An Award pursuant to this Section Eight may only be granted to a Participant who has been granted a Non-Qualified Stock Option pursuant to Section Seven. Each such Stock Appreciation Right shall relate to a specific Option granted and may be granted concurrently with the Non-Qualified Stock Option to which it relates or at any time prior to the exercise, termination or expiration of such Non-Qualified Stock Option.

         For the purposes of this Plan, the term "Stock Appreciation Right" means the right to receive from the Company, upon surrender of the Non-Qualified Stock Option or a portion thereof without payment to the Company, an amount equal to the Fair Market Value on the exercise date of the total number of Shares for which the Stock Appreciation Right is exercised, less the exercise price which the Participant would have otherwise been required to pay upon purchase of the relevant shares.

         A Stock Appreciation Right shall be payable by the Company upon exercise of such right in cash or Stock, or in any combination thereof, as the Board or the Committee in its sole discretion may determine.

         B. Limitations on Stock Appreciation Rights. In no event shall the total number of shares of Stock which may be paid to the Participant pursuant to the exercise of a Stock Appreciation Right exceed the total number of shares subject to the related Non-Qualified Stock Option. The Board or the Committee may fix, with respect to Stock Appreciation Rights granted under this Plan, such waiting periods, exercise dates or other limitations as it shall deem appropriate, except that a Stock Appreciation Right shall only be exercisable during such time as the related Non-Qualified Stock Option could be exercised. In addition, the Board or the Committee may impose a total prohibition on the exercise of Stock Appreciation Rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Company.


SECTION NINE.  TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS

         Non-Qualified Stock Options and Stock Appreciation Rights shall be evidenced by Stock Option Agreements in such form as the Board or the Committee shall, from time to time, approve. A Stock Appreciation Right shall be evidenced by an agreement incorporated in or amending the Stock Option Agreement to which such right relates. Such agreements shall comply with and be subject to the following terms and conditions:

         A. Medium of Payment. Upon exercise of the Non-Qualified Stock Option, the Option price shall be payable either (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Board or the Committee, through the delivery of shares of Stock with a Fair Market Value equal to the total option price, or (iii) by a combination of the methods described in (i) and (ii); provided, however, that in the case of an Option purchase which is paid by an insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise shall not be disposed by the insiders for a six month period commencing on the date on which the insider acquired the Stock tendered in connection with such exercise





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or any other Stock.  Payment in full of the Option price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Corporation) equal to the Option price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option.
An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

         B. Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

        C. Option Price. The option price shall be not less than 100% of the Fair Market Value of the shares of Stock on the date of the granting of the Option.

         D. Term of Non-Qualified Stock Options and Stock Appreciation Rights. Each Non-Qualified Stock Option and related Stock Appreciation Right granted under this Plan shall expire not more than 10 years from the date the Option is granted.

         E. Date of Exercise. Except for such limitations as may be provided by the Board or the Committee in its discretion pursuant to Sections Seven and Eight, any Options or Stock Appreciation Right may be exercised in whole at any time or in part from time to time during its term; provided, however, that the exercise of a Stock Appreciation Right by an insider hereunder for cash shall be permitted only (i) on or after November 8, 1992 and (ii) pursuant to an election made during the period beginning on the third business day following the date of release for publication by the Company of quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.

         F. Forfeiture or Exercise of Non-Qualified Stock Option and Stock Appreciation Right--Employees. In the event a Participant who is an Employee of the Company or Subsidiary ceases employment with the Company or the Subsidiary prior to exercise of the Participants Non-Qualified Stock Option and Stock Appreciation Right, such Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited and terminated or be exercised only as follows:

         (i) Termination. If Termination is at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited immediately. If Termination is for reasons other than at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right may thereafter be exercised for a period of 30 days from the date of Termination to the extent to which they were exercisable on the date of Termination.

         (ii) Retirement. In the event of Retirement, the Participant shall have the right, subject to the provisions of Section Nine and Fourteen, to exercise his Non-Qualified Stock Option and Stock Appreciation Right within 12 months of the Participant's Normal Retirement Date, or if later the date of his or her Retirement.

         (iii) Early Retirement. If Early Retirement is at the Participant's request, the Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited on the Early Retirement Date unless the Board or the Committee in its discretion decides that the Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date. If Early Retirement is at the Company's request, the Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.





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         (iv)   Disability.  Upon a Participant's Disability, the Participant's
         Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.

         (v) Death. If the Participant shall die while in the employment of the Company or within the period of time after Retirement during which the Participant would have been entitled to exercise his Non-Qualified Stock Option and Stock Appreciation Right, the Participant's estate, personal representative or beneficiary, whichever succeeds to the Participant's rights under the Plan, shall have the right to exercise such Non-Qualified Stock Option and Stock Appreciation Right within 12 months from the date of the Participant's death to the extent they were exercisable immediately prior to the Participant's death.

         G. Forfeiture or Exercise of Non-Qualified Stock Option and Stock Appreciation Right--Directors. In the event a Participant who is a Director ceases to be a Director prior to the exercise of the Participant's Non-Qualified Stock Option and Stock Appreciation Right, such Non-Qualified Stock Option and/or Stock Appreciation right may thereafter be exercised only for a period of thirty days from the date of such cessation of Director status and only to the extent to which such Non-Qualified Stock Option and Stock Appreciation Right were exercisable on the last day on which the Director was a Director.

         H. Agreement as to Sale of Securities. If, at the time of the exercise of any Non-Qualified Stock Option or Stock Appreciation Right for shares of Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Non-Qualified Stock Option or Stock Appreciation Right shall agree to purchase the shares that are subject to the Non-Qualified Stock Option or Stock Appreciation Right for investment only and not with any present intention to resell the same and that if a Participant shall dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

         I. Other Provisions. Stock Option Agreements authorized under this Plan may contain such other provisions not inconsistent herewith as the Board or the Committee shall deem advisable, including a provision to reacquire Options for cash.


SECTION TEN. GRANT IN SUBSTITUTION FOR NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED BY OTHER CORPORATIONS

         Awards may be granted under this Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of 20% or more of the stock of the employing corporation causing it to become a Subsidiary. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements under rule 16b-3 under the Securities Exchange Act of 1934, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the non-qualified stock options and stock appreciation rights in substitution for which they are granted.


SECTION ELEVEN.  CHANGES IN CAPITAL STRUCTURE

         In the event of any change in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease of such shares, then appropriate adjustments shall be made by the Board or the Committee with respect to outstanding Awards and the aggregate number of shares of stock which may be awarded pursuant to this





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Plan.  Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Awards to which they relate.

         In the event of a change in the Company's Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or in par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.


SECTION TWELVE.  COMPANY SUCCESSOR

         In the event the Company shall be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Board shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits both as to number of shares and otherwise, of Participants under this Plan.

         In the event the Company shall not be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), the successor corporation may, but shall not be required to, issue substitute awards so as to substantially preserve the rights and benefits of Participants under this Plan.


SECTION THIRTEEN.  AMENDMENT OF PLAN

         The Board may at any time and from time to time alter, amend, suspend or terminate this Plan in whole or in part, except no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.


SECTION FOURTEEN.  MISCELLANEOUS PROVISIONS

     A. Non-Transferability. No benefit provided hereunder shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative.

     B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as a Director, Officer, or Employee of the Company of any of its Subsidiaries.

     C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid any Federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payment. In the case of Awards paid in Stock, the Participant receiving such Stock may be required to pay to the Company or a Subsidiary an amount required to be withheld with respect to such Stock. At the request of a Participant, or as required by law, such sum as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

     D. Acceleration. Except as otherwise provided hereunder, the Board or the Committee may in its discretion accelerate the time at which a Non-Qualified Stock Option or Stock Appreciation Right granted





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hereunder may be exercised; provided, however, that, in the event of any such acceleration with respect to Non-Qualified Stock Options or Stock Appreciation Right held by an insider, at least six months shall elapse from the date of such acceleration and (i) in the case of a Non-Qualified Stock Option, to the later of the date of exercise of the Non-Qualified Stock Option or the disposition of the Stock acquired by exercising the Non-Qualified Stock Option, or (ii) in the case of a Stock Appreciation Right, the date of exercise of the Stock Appreciation Right.

     E. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up to fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     F. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

     G. Indemnification. Each person who is or at any time serves as a member of the Board of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan, provided, however, that no such person shall be entitled to indemnification hereunder for any loss, cost, liability or expense incurred by such person in his or her capacity as a Participant hereunder. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any rights of indemnification to which such persons may be entitled under the charter or by-laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

     H. Reliance on Reports. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     I. Governing Law. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

     J. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any other pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary.

     K. Expenses. The expenses of implementing and administering this Plan shall be borne by the Company and its Subsidiaries.

     L. Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.





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SECTION FIFTEEN.  FORMULA GRANTS OF OPTIONS TO DIRECTORS

                 A. Number of Shares and Grant Dates. On the Effective Date, each Director then serving on the Board shall be granted an Initial Option to purchase 1,500 shares of Stock. Each Director whose Commencement of Service is after the Effective Date shall be granted an Initial Option, as of the date of the Director's Commencement of Service, to purchase 7,500 shares of Stock. Thereafter, subject to the availability of shares of Stock, immediately following the annual election of Directors, each Director shall be granted an Additional Option to purchase 1,500 shares of Stock if he or she has served as a Director for one (1) year or more and is then serving as a Director on the Board. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

                 B. Option Price. The Option Price of the shares of Stock covered by each Option granted pursuant to this Section 15 of the Plan shall be the Fair Market Value of such shares on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 11 hereof.

                 C.       Vesting of Options.  Subject to the provisions of
Section 15(D), the Initial and Additional options shall be vested upon the Grant Date.

                 D. Option Period. An Option shall be exercisable only during the Option Period. The Option Period shall commence six months after the Grant Date shall end at the close of business on the tenth (10th) anniversary of the Grant Date. Termination of the Optionee's status as a Director for any reason shall not cause an Option to terminate. To the extent an Option is not exercisable on the date of such termination, it shall be forfeited and terminate.


SECTION SIXTEEN.      VESTING IN CONNECTION WITH A CHANGE IN CONTROL

                 In the event of a Change in Control, all non-vested Options outstanding under the Plan shall immediately vest. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election resulted from a vacancy on the Board caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of twenty percent (20%) or more of the total number of voting shares of the Company unless the Board has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company.





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